Exhibit 10.18

FIRST AMENDMENT TO LEASE

This First Amendment (the “First Amendment”) to Lease is made as of October 23, 2001, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 (“Landlord”), and XCYTE THERAPIES, INC., a Delaware corporation, having an address at 1124 Columbia Street, Suite 130, Seattle, WA 98104 (“Tenant”).

RECITALS

A.    Landlord and Tenant have entered into that certain Lease (the “Lease”) dated as of June 21, 1999 by and between Landlord and Tenant (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 1124 Columbia, Seattle, Washington and more particularly described in the Lease.

B.    Tenant desires to expand the Premises demised under the Lease by adding Suite 660 located in the Building, consisting of 841 rentable square feet (the “Expansion Space”), and Landlord is willing to lease such portion of the Building to Tenant on the terms herein set forth.

C.    Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Premises demised under the Lease.

D.    Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.    Premises.    Effective as of the later of (i) November 1, 2001, (ii) the date this First Amendment is fully executed, and (iii) the date The Hope Heart Institute, a Washington corporation, surrenders the Expansion Space to Landlord (the “Effective Date”), the Premises demised under the Lease are hereby expanded to include the Expansion Space, consisting for all purposes of the Lease of 841 rentable square feet, as such Expansion Space is described on Exhibit A attached hereto and incorporated herein by this reference. Effective as of the Effective Date, the Base Rent payable under the Lease shall be increased by $2,171.00 per month to $44,438.07 per month. In addition, Tenant’s Share of Operating Expenses (as defined in the Lease) shall be increased by 0.58% to 9.19%. Such Lease of the Expansion Space shall be for a term commencing on the Effective Date, and ending as provided in the Lease.

2.    Condition of Expansion Space.    Landlord shall provide the Expansion Space to Tenant on an absolute “as is” basis, and: (i) Tenant shall accept the Expansion Space in the condition as of the Effective Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Expansion Space; and (iii) Tenant’s taking possession of the Expansion Space shall be conclusive evidence that Tenant accepts the Expansion Space and that the Expansion Space was in serviceable condition at the time possession was taken. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Space, and/or the suitability of the Expansion Space for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Space is suitable for the Tenant’s use. This First Amendment constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.

3.    Security Deposit.    As a condition of the effectiveness of this First Amendment, the Security Deposit as defined in the Lease shall be increased by the sum of $6,513.00, which amount shall be held by Landlord as part of the Security Deposit subject to the terms of the Lease.

4.    Miscellaneous.

(a)    This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)    This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)    This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d)    Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent other person (collectively, “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this leasing transaction.

(e)     Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

XCYTE THERAPIES, INC.,

a Delaware corporation

By:

Its:

LANDLORD:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,

a Maryland corporation

By:

Its:

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